EXHIBIT 10.121

                     PROMISSORY NOTE AND SECURITY AGREEMENT
                        WITH FOOTHILL CAPITAL CORPORATION

                             SECURED PROMISSORY NOTE



$350,000.00                                             Los Angeles, California
                                                               October 26, 1995


         FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), or order, at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, or at such other address as the holder of this Secured Promissory Note ("Note") may specify in writing, the principal sum of Three Hundred Fifty Thousand Dollars ($350,000.00) or, if less, the then outstanding principal amount of the term loan made by Foothill in connection with that certain Security Agreement, dated as of even date herewith, between Maker and Foothill (as hereafter amended, restated, supplemented, or modified from time to time, the "Agreement"), plus interest and the Monthly Service Charge (defined below) in the manner and upon the terms and conditions set forth below. This Note is made in connection with the Agreement, the provisions of which are incorporated herein by reference. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

1.       Rate and Payment of Interest

         The principal balance of this Note shall bear interest from the date hereof until paid in full at a per annum rate equal to four (4) percentage points above the Reference Rate. For purposes of this Note, "Reference Rate" means the highest of the variable rates of interest per annum most recently announced by: (a) Bank of America, N.T. & S.A., San Francisco, California; (b) Mellon Bank, N.A., Pittsburgh, Pennsylvania; and (c) Citibank, N,A., New York, New York, or any successor to any of the foregoing institutions, as its "Prime Rate" or "Reference Rate", as the case may be, whether or not such announced rate is the best rate available from such financial institution, all as determined by Foothill. In the event that the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to the Reference Rate change. The rates of interest charged hereunder shall be based upon the average Reference Rate in effect during the month. Upon the occurrence of an Event of Default under the Agreement, the rate of interest on this Note shall, at the option of the holder of this Note, be increased to eight (8) percentage points above the Reference Rate. Interest charged on this Note shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

                  In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Maker and Foothill intend legally to agree upon the rate or rates of interest (and the other amounts paid in connection herewith) and manner of payment stated within this Note; provided, however, that anything contained herein to the contrary notwithstanding, if said interest rate or rates of interest (or other amounts paid in connection herewith) or the manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Note, Maker is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Maker in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

                                                          [FFI\PNO:FOOT1026.PNO]

2.       Schedule of Payments

         Principal, interest, and the Monthly Service Charge under this Note shall be due and payable according to the following schedule:

          A. Interest and the Monthly Service Charge shall be due and payable in arrears on the first (1st) day of each month commencing December 1, 1995, and continuing thereafter until this Note has been paid in full;

          B. Forty-seven (47) installments of principal, each in the amount of Seven Thousand Two Hundred Ninety Dollars ($7,290.00), shall be due and payable on the first (1st) day of each month commencing December 1, 1995;

          C. One (1) installment of principal in the amount Seven Thousand Three Hundred Seventy Dollars ($7,370.00) (or the outstanding remaining principal balance of this Note, if such outstanding principal balance is other than $7,370.00) shall be due and payable on November 1, 1999; and

          D. Any remaining outstanding principal, together with all accrued and unpaid interest thereon and any other sums owing in connection herewith (including, but not limited to, Monthly Service Charges that remain unpaid), shall be due and payable in full on November 1, 1999.

3.       Monthly Service Charges

         In addition to the interest and other amounts due under this Note, a service charge of 3/10 of one percent (.3%) per month shall be payable monthly in arrears based on the average daily outstanding principal balance of this Note, calculated on the basis of a 360-day year and paid for actual days elapsed (the "Monthly Service Charge").

4.       Prepayment

         Voluntary prepayments of the principal balance of this Note shall be permitted at any time; provided that each such prepayment shall be accompanied by all interest and any Monthly Service Charges that have accrued and remain unpaid with respect to the amount of principal being repaid and a prepayment fee equal to the following:

          (i) Ten percent (10%) of the amount prepaid with respect to any prepayments made prior to June 1, 1997; and

          (ii) Three percent (3%) of the amount prepaid with respect to any prepayments made on or after June 1, 1997, and prior to November 1, 1999.

         Amounts repaid or prepaid with respect to this Note may not be re-borrowed. Partial prepayments of principal shall be applied to scheduled payments of principal in the inverse order of their maturity.

                                                          [FFI\PNO:FOOT1026.PNO]

5.       Holder's Right of Acceleration

         Upon the occurrence of an Event of Default under the Agreement, including, but not limited to, the failure to pay any installment of principal, interest, or Monthly Service Charge hereunder when due, the holder of this Note may, at its election and without notice to Maker, declare the entire balance hereof (including, but not limited to, all principal, interest, and Monthly Service Charges) immediately due and payable.

6.       Additional Rights of Holder

         If any installment of principal, interest, or Monthly Service Charges hereunder is not paid when due, the holder shall have the following rights in addition to the rights set forth herein, in the Agreement, and under law:

          A. the right to compound interest and the Monthly Service Charge by adding the unpaid interest and/or Monthly Service Charge to principal, with such amount thereafter bearing interest and the Monthly Service Charge at the rates provided in this Note; and

          B. if any installment is more than ten (10) days past due, the right to collect a charge equal to the greater of Fifteen Dollars ($15.00) or five percent (5%) of the late payment for each month in which it is late. This charge is a result of a reasonable endeavor by Maker and the holder to estimate the holder's added costs and damages resulting from Maker's failure to make timely payments under this Note; hence Maker agrees that the charge shall be presumed to be the amount of damage sustained by the holder since it is extremely difficult to determine the actual amount necessary to reimburse the holder for damages.

7.       General Provisions

          A. If this Note is not paid when due, Maker further promises to pay all costs of collection, foreclosure fees, and reasonable attorneys' fees incurred by the holder, whether or not suit is filed hereon, together with the fees, costs and expenses as provided in the Agreement.

          B. Maker hereby consents to any and all renewals, replacements, and/or extensions of time for payment of this Note before, at, or after maturity.

          C.        Maker  hereby  consents  to  the  acceptance,   release,  or
                    substitution of security for this Note.

          D.        Presentment  for  payment,   demand,   notice  of  dishonor,
                    protest, and notice of protest are hereby expressly waived.

          E. No delay or omission on the part of the holder of this Note in exercising any right shall operate as a waiver thereof or of any other right.

                                                          [FFI\PNO:FOOT1026.PNO]

          F. Any waiver of any rights under this Note, the Agreement, or under any other agreement, instrument, or paper signed by Maker is neither valid nor effective unless made in writing and signed by the holder of this Note.

          G. A waiver by the holder of this Note upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

          H. Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

          I.        This  Note  cannot  be  changed,   modified,   amended,   or
                    terminated orally.

          J. The validity of this Note, its construction, interpretation, and enforcement, and the rights of the parties hereto shall be determined under, governed by, and construed in accordance with the laws of the State of California, without reference to the principles of conflicts of laws thereof.

8.       Security for this Note

         This Note is secured by collateral described in the Agreement, and is subject to all of the terms and conditions thereof, including, but not limited to, the remedies specified therein or granted in connection therewith.

9.       Venue; Jurisdiction; Waiver of Trial by Jury

         MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. MAKER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9. MAKER, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS NOTE OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. MAKER, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE HOLDER OF THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                                                          [FFI\PNO:FOOT1026.PNO]

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.



                                        Fantastic Foods International, Inc.,
                                        a California corporation



                                        By:  /s/  J.L. Lawver
                                             ---------------------------------
                                             Name:     J.L. Lawver
                                             Its:      President

                                                          [FFI\PNO:FOOT1026.PNO]

                               SECURITY AGREEMENT



         THIS SECURITY AGREEMENT is entered into as of October 26, 1995, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and FANTASTIC FOODS INTERNATIONAL, INC., a California corporation ("Borrower"), with its chief executive office located at 5345 Third Street, Irwindale California 91706.

         The parties agree as follows:

1.       Definitions and Construction

          1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                  "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                  "Agreement" means this Security Agreement and any extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Security Agreement.

                  "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's assets or liabilities, or the Collateral; all information relating to Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

                  "Closing Date" means the date on which Foothill makes the loan to Borrower under the Term Note.

                  "Code" means the California Uniform Commercial Code.

                  "Collateral" means each of the following: the Accounts; Borrower's Books; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; any money, or other assets of Borrower which hereafter come into the possession, custody, or control of Foothill; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

                                                           [FFI\AGR:FOOTSEC.AGR]

                  "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods, including, without limitation, the items of Borrower's equipment set forth on Schedule E-1 attached hereto, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

                  "Event of Default" has the meaning set forth in Section 8.

                  "Foothill Expenses" means all: costs or expenses (including taxes, photocopying, notarization, telecommunication, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or advanced by Foothill; documentation, filing, recording, publication, appraisal (including periodic Collateral appraisals), and search fees assessed, paid, or incurred by Foothill in connection with Foothill's transactions with Borrower; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, whether or not a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents; and Foothill's reasonable attorneys' fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys' fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, whether or not suit is brought.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means all of Borrower's present and future general intangibles and other personal property
                  (including choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Accounts, and Borrower's Books relating to any of the foregoing.

                  "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                                                           [FFI\AGR:FOOTSEC.AGR]

                  "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above and Borrower's Books relating to any of the foregoing.

                  "Judicial Officer or Assignee" means any trustee, receiver, controller, custodian, assignee for the benefit of creditors, or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian, or assignee for the benefit of creditors.

                  "Loan Documents" means, collectively, this Agreement, the Term Note and any other agreement entered into in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

                  "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, documents, leases, and chattel paper, and Borrower's Books relating to any of the foregoing.

                  "Obligations" means all loans, advances, debts, principal, interest (including any interest that, but for the provisions of the United States Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing Foothill to charge Borrower's loan account), obligations, fees, lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any note or other instrument, or by any other agreement between Foothill and Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                  "Pay-Off Letters" means letters, in form and substance reasonably satisfactory to Foothill, from other lenders, secured creditors, or lessors respecting the amount necessary to (a) repay in full all of the obligations of Borrower owing to such lenders, secured creditors, and/or lessors and (b) obtain (i) terminations/releases of all of the security interests or liens existing in favor of such lenders, secured creditors, and/or lessors in and to the properties or assets of Borrower and (ii) good and marketable title to such properties or assets (in the case of leased property).

                  "Permitted Liens" means: (a) liens and security interests held by Foothill; and (b) liens for unpaid taxes that are not yet due and payable.

                                                           [FFI\AGR:FOOTSEC.AGR]

                  "Term Note" means that certain Secured Promissory Note, of even date herewith, by Borrower to the order of Foothill, in the original principal amount of Three Hundred Fifty Thousand Dollars ($350,000), and any extensions, renewals, replacements, or substitutions therefor.

          1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

         1.3 Code. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, and exhibit references are to this Agreement unless otherwise specified.

          1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       Fees

         Borrower shall pay to Foothill the following fees:

          2.1       Closing  Fee.  A one  time  closing  fee of  Seven  Thousand
                    Dollars ($7,000) which is earned, in full, on the Closing Date and is due and payable by Borrower to Foothill in connection with this Agreement on the Closing Date;

         2.2 Appraisal and Documentation Fees . Foothill's customary appraisal fee of Seven Hundred Fifty Dollars ($750) per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by Foothill or its agents.

3.       Conditions to Effectiveness: Term of Agreement

          3.1 Conditions Precedent. The obligation of Foothill to make the loan evidenced by the Term Note is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

                    (a) The Closing Date shall occur on or before October 31, 1995;

                    (b)       Other  than with  respect to  Permitted  Liens (if
                              any), Borrower's existing lenders, creditors, and lessors shall have executed and delivered Pay-Off Letters, UCC termination statements, bills of sale, and other documentation evidencing the termination of their liens and security interests in the assets of Borrower (and the transfer of title to such assets to Borrower, in the case of leased property) or a subordination agreement in form and substance satisfactory to Foothill in its sole discretion;

                                                           [FFI\AGR:FOOTSEC.AGR]

                  (c) Foothill shall have received copies of Borrower's Bylaws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                  (d)      Foothill   shall  have  received  a  certificate   of
                           corporate status with respect to Borrower, dated within ten (10) days of the Closing Date, by the Secretary of State of the state of incorporation of Borrower, which certificate shall indicate that Borrower is in good standing in such state;

                  (e) Foothill shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution and delivery of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute same;

                  (f) Foothill shall have received certificates of corporate status with respect to Borrower, each dated within ten (10) days of the Closing Date, such certificates to be issued by the Secretary of State of the states in which its failure to be duly qualified or licensed would have a material adverse effect on the financial condition or assets of Borrower, which certificates shall indicate that Borrower is in good standing;

                  (g) Foothill shall have received the insurance certificates, certified copies of policies, required by Section 6.7 hereof along with a 438BFU Lender's Loss Payable Endorsement naming Foothill as sole loss payee, all in form and substance satisfactory to Foothill and its counsel;

                  (h) Foothill shall have received each of the following documents and agreements, in form and substance satisfactory to Foothill and its counsel, duly executed, and each such document and agreement shall be in full force and effect:

                           (1)      This Agreement;

                           (2)      Secured Promissory Note; and

                           (3)      Validity Guaranty from Jon L. Lawver,
                                    individually;

                  (i) Foothill shall have received searches reflecting the filing of its financing statements and fixture filings, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in order to perfect all of the security interests granted to Foothill;

                    (j)       Foothill   shall  have   received   landlord   and
                              mortgagee waivers from the lessors and mortgagees of the locations where the Equipment is located;

                                                           [FFI\AGR:FOOTSEC.AGR]

                  (k) Foothill shall have received the Closing Fee referenced in Section 2.1, all of Foothill Expenses incurred as of the Closing Date, and all other costs and expenses incurred by Foothill in connection herewith, including without limitation, audit fees, search fees, appraisal fees, documentation, recording and filing fees, and the fees and costs of Morgan, Lewis & Bockius LLP, for the negotiation, preparation and documentation of the Loan Documents;

                  (l) All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct as of the Closing Date, no "Event of Default" has occurred under this Agreement or any of the other Loan Documents, and all of the Loan Documents are in full force and effect: and

                  (m) All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

         3.2 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill, and shall continue in full force and effect until all Obligations have been indefeasibly paid in full.

4.       Creation of Security Interest

         4.1 Grant of Security Interest. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interest in the Collateral shall attach to all Collateral without further act on the part of Foothill or Borrower.

         4.2 Delivery of Additional Documentation Required. Borrower shall execute and deliver to Foothill, prior to or concurrently with Borrower's execution and delivery of this Agreement and at any time thereafter at the request of Foothill, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, letters of authority, and all other documents that Foothill may reasonably request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to: (a) sign the name of Borrower on any of the documents described in
                    Section 4.2 or on any other similar documents to be executed, recorded, or filed in order to perfect or continue perfected Foothill's security interest in the Collateral;
                    (b) endorse Borrower's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Foothill's possession; (c) at any time that an Event of Default has occurred or Foothill deems itself insecure, make, settle, and adjust all claims under Borrower's policies of insurance in respect of the Collateral and make all determinations and decisions with respect to such policies of insurance. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Foothill's obligation to provide advances hereunder is terminated.

                                                           [FFI\AGR:FOOTSEC.AGR]

         4.4 Right to Inspect. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter, to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

5.       Representations and Warranties

         Borrower represents and warrants as follows:

         5.1 Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances except for Permitted Liens. Except with respect to certain machinery and equipment that will be purchased with the proceeds of the loan represented by the Term Note, none of the Collateral has been purchased by Borrower within the six (6) months period preceding the Closing Date, except for sales to Borrower in the ordinary course of the seller's business.

         5.2 Location of Equipment. The Equipment is not now and shall not at any time hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent. Borrower shall keep the Equipment only at the following locations: (i) 5345 Third Street, Irwindale, California 91706 and (ii) 119 West Live Oak, Units B, C, and D, Arcadia,
                  California 91007. None of the Equipment has been located, during the six (6) month period prior to the Closing Date, in any jurisdiction other than the county(ies) and state(s) set forth in this Section.

         5.3 Location of Chief Executive Office. The chief executive office of Borrower is located at the address indicated in the first paragraph of this Agreement and Borrower covenants and agrees that it will not, without thirty (30) days prior written notification to Foothill, relocate such chief executive office.

          5.4 Fictitious Business Name(s). Borrower uses only the following Fictitious Business Names and none other: (a) Morelli Foods, Inc., (b) The Pasta Fresca Co., Inc., (c) Nona Morelli, (d) Santino's, and (e) Pasta Fresca Co.

          5.5 Due Organization and Qualification. Borrower is and shall at all times hereafter be duly organized and existing and in good standing under the laws of the state of its incorporation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of the Collateral requires that it be so qualified.

                                                           [FFI\AGR:FOOTSEC.AGR]

          5.6 Due Authorization: No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's corporate powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles or Certificate of Incorporation, or By-laws, nor will they constitute an event of default under any material agreement to which Borrower is a party.

         5.7 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for ongoing collection matters in which the Borrower is the plaintiff.

         5.8 No Material Adverse Change in Financial Condition. All financial statements relating to Borrower or any guarantor of the Obligations that have been or may hereafter be delivered by Borrower to Foothill have been prepared in accordance with GAAP and fairly present Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

         5.9 Solvency. Borrower's assets at a fair valuation exceed the amount of all of its debts at a fair valuation and Borrower is able to pay all of its debts (including trade debts and contingent liabilities) as they become due.

         5.10 Environmental Condition. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of hazardous waste or hazardous substances into the environment.

         5.11 Reliance by Foothill; Cumulative. Each warranty and representation contained in this Agreement shall be conclusively presumed to have been relied on by Foothill regardless of any investigation made or information possessed by Foothill. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that Borrower shall now or hereinafter give, or cause to be given, to Foothill.

                                                           [FFI\AGR:FOOTSEC.AGR]

6.       Affirmative Covenants

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall do all of the following:

         6.1 Financial Statements, Reports, Certificates. Borrower agrees to deliver to Foothill: (a) as soon as available, but in any event within thirty (30) days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and cash flow statement covering Borrower's operations during such period; and (b) as soon as available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, reviewed by independent certified public accountants acceptable to
                  Foothill, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any event or condition constituting an Event of Default, or that would, with the passage of time or the giving of notice, constitute an Event of Default. Such reviewed financial statements shall include a balance sheet, profit and loss statement, and cash flow statement, and such accountants' letter to management. Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Borrower that Foothill may request. If Borrower is a parent company of one or more subsidiaries, or affiliates, or is a subsidiary or affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidated basis.

                  Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Borrower's business affairs and financial conditions.

         6.2 Other Reports. Borrower agrees to deliver to Foothill (i) within twenty-one (21) business days after Borrower's payroll taxes are due, evidence that such payroll taxes have been timely and fully paid, and (ii) promptly after receipt by Borrower, copies of the quarterly statements delivered by ADP to Borrower regarding evidence that such payroll taxes have been paid.

         6.3 Tax Returns. Borrower agrees to deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

         6.4 Title to Equipment. Upon Foothill's request, Borrower shall immediately deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

                                                           [FFI\AGR:FOOTSEC.AGR]

         6.5 Maintenance of Equipment. Borrower shall keep and maintain the Equipment in good operating condition and repair, and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

         6.6 Taxes. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower shall make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and shall, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits.

         6.7      Insurance.

                  (a) Borrower, at its expense, shall keep the Collateral insured against "all risks" including loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in the full insurable value thereof. Borrower also shall maintain business interruption, public liability, and property damage insurance relating to Borrower's ownership and use of the Collateral.

                    (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Foothill. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Foothill, showing Foothill as loss payee thereof, and shall contain a waiver of warranties, and shall specify that the insurer must give at least ten (10) days prior written notice to Foothill before canceling its policy for any reason. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor. All proceeds payable under any such policy shall be payable to Foothill to be applied on account of the Obligations.

         6.8 Foothill Expenses. Borrower shall immediately and without demand reimburse Foothill for all sums expended by Foothill which constitute Foothill Expenses and Borrower hereby authorizes and approves all advances and payments by Foothill for items constituting Foothill Expenses. Any Foothill Expenses not paid promptly by Borrower shall constitute Obligations and shall accrue interest at the rate and in the manner of Obligations existing under the Term Note.

                                                           [FFI\AGR:FOOTSEC.AGR]

         6.9 No Setoffs or Counterclaims. All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state or local taxes.

7.       Negative Covenants

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, Borrower will not do any of the following without Foothill's Prior written consent:

         7.1 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of the Collateral, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

         7.2 Restrictions on Fundamental Changes. Enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the assets, stock, or other evidence of beneficial ownership of any person or entity.

         7.3 Extraordinary Transactions and Disposal of Collateral. Sell, lease, or otherwise dispose of, move, relocate, or transfer, whether by sale or otherwise, any of the Collateral (except that Inventory may be sold by Borrower in the ordinary course of Borrower's business in accordance with past practice).

          7.4 Change Name. Change Borrower's name, business structure, or identity, or add any new fictitious name.

8.       Events of Default

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest [including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts], fees and charges due Foothill, taxes, reimbursement of Foothill Expenses, or otherwise);

         8.2 If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Foothill;

                                                           [FFI\AGR:FOOTSEC.AGR]

         8.3 If there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Foothill or a material impairment of the value or priority of Foothill's security interests in the Collateral;

         8.4 If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any Judicial Officer or Assignee;

         8.5      If an Insolvency Proceeding is commenced by Borrower;

         8.6      If an Insolvency Proceeding is commenced against Borrower;

          8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.8 If a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's assets and the same is not paid on the payment date thereof:

          8.9 If a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets;

         8.10 If there is a default in any material agreement to which Borrower is a party with third parties resulting in a right by such third parties, whether or not exercised, to accelerate the maturity of Borrower's indebtedness thereunder;

         8.11 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director; or

         8.12 If the obligation of any guarantor or other third party under any loan document is limited or terminated by operation of law or by the guarantor or other third party thereunder, or any guarantor or other third party becomes the subject of an Insolvency Proceeding.

9.       Foothill's Rights and Remedies

         9.1 Rights and Remedies. Upon the occurrence of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                    (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                                                           [FFI\AGR:FOOTSEC.AGR]

                  (b) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interest in the Collateral and without affecting the Obligations;

                    (c) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Foothill's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty
                              (120) days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                    (d) Without notice to Borrower (such notice being expressly waived) set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

                    (e) Store, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                    (f) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                    (g) Foothill may credit bid and purchase at any public sale.

                    Foothill shall give notice of the disposition of the Collateral as follows:

                              (i) Foothill shall give Borrower and each holder of a security interest in the Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                                                           [FFI\AGR:FOOTSEC.AGR]

                              (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least five
                                        (5) calendar  days before the date fixed
                                        for  the  sale,  or at  least  five  (5)
                                        calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Foothill; and

                              (iii) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least five (5) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

          9.2 Deficiency: Excess Proceeds. Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, by Foothill to Borrower.

         9.3 Remedies Cumulative. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

10.      Taxes and Expenses Regarding the Collateral

         If Borrower fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by Borrower could have a material adverse effect on Foothill's interests in the Collateral, in its discretion and without prior notice to Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type described in Section 6.7, and take any action with respect to such policies as Foothill deems prudent. Any amounts paid or deposited by Foothill shall constitute Foothill Expenses, shall be immediately charged to Borrower and become additional Obligations, shall bear interest at the then applicable rate set forth in the Term Note, and shall be secured by the Collateral. Any payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

                                                           [FFI\AGR:FOOTSEC.AGR]

11.      Waivers: Indemnification

         11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower may in any way be liable.

         11.2 Foothill's Liability for Collateral. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

         11.3 Indemnification. Borrower agrees to indemnify Foothill and its officers, employees, and agents and hold Foothill harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party, and (b) all losses in any way suffered, incurred, or paid by Foothill as a result of or in any way arising out of, following, or consequential to transactions with Borrower whether under this Agreement, or otherwise. This provision shall survive the termination of this Agreement.

12.      Notices

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection therewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telefacsimile, or telegram (with messenger delivery specified) to Borrower or to Foothill, as the case may be, at its addresses set forth below:

         If to Borrower:            Fantastic Foods International, Inc.
                                    5345 Third Street
                                    Irwindale, California 91706
                                    Attn:   Jon L. Lawver

         If to Foothill:            Foothill Capital Corporation
                                    11111 Santa Monica Boulevard
                                    Suite 1500
                                    Los Angeles, California 90025-3333
                                    Attn:   Small Business Lending
                                            Division Manager

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this
          Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) calendar days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

                                                           [FFI\AGR:FOOTSEC.AGR]

13.      Choice of Law and Venue; Jury Trial Waiver

         THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      Destruction of Borrower's Documents

         All documents, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four (4) months after they are delivered to or received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

15.      General Provisions

          15.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

          15.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection therewith, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third party, Foothill shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third party.

                                                           [FFI\AGR:FOOTSEC.AGR]

          15.3 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

          15.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          15.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          15.6 Amendments in Writing. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement.

          15.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          15.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be improper under any state or federal law relating to creditors' rights, including, without limitation, provisions of the United States Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required to repay or restore, and as to all reasonable costs, expenses and attorneys' fees of Foothill related thereto, the liability of Borrower shall automatically be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                                                           [FFI\AGR:FOOTSEC.AGR]

         15.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted, modified, or qualified by any other agreement, oral or written, whether before or after the date hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Los Angeles, California.

                                        "Borrower"

                                        Fantastic Foods International, Inc.,
                                        a California corporation



                                       By:   /s/       J.L. Lawver
                                             ----------------------------------
                                             Name:     J.L. Lawver
                                             Title:    President

ACCEPTED AND EFFECTIVE
THIS 26TH DAY OF OCTOBER, 1995.

                                        "Foothill"

                                        Foothill Capital Corporation,
                                        a California corporation



                                        By:  /s/       Pamela S. Ferro
                                             ----------------------------------
                                             Name:     Pamela S. Ferro
                                             Title:    Vice President

                                                           [FFI\AGR:FOOTSEC.AGR]

                                  Schedule E-1

                                    Equipment

                                                           [FFI\AGR:FOOTSEC.AGR]

Pasta Fresca Company



============== ===============================================================
00101          EXTRUDER: MARCHIO DEPOSITATO: S/N 1021
00108          PASTA SHEETER, P. DOMINIONI
00116          PACKAGE MACHINE, MULTI-VAC: S/N 573-032
00202A         TORTELLINI MACHINE, SAIMA: MODEL T4B, S/N B101-4
00202B         TORTELLINI MACHINE, SAIMA
00202C         TORTELLINI MACHINE, SAIMA, (NOT VIEWED) DESKTOP
00208          PASTEURIZER, P. DOMINIONI: S/N 270
00218          DRYER, P. DOMINIONI, 3-DOOR
00301          MIXER, TORESANI, MODEL 50A; S/N 86152
00311          PASTA SHEETER, TORESANI; S/N N.A.
00318          PASTA SHEETER, SAIMA; S/N 010/1
00401          PASTEURIZER, PASTA, 30"; S/N N.A.
00410          FREEZE TUNNEL, PASTA; S/N 90-01-60
00501          PASTA CUTTER, FLAT SAIMA
00511          PACKAGING MACHINE, MULTI-VAC, MODEL M855-F-PC; S/N 1094/1
00519          CASE SEALER, 3M; S/N 5332
00601          REFRIGERATOR, WALK-IN 22 X 32 X 14'
00610          FREEZER, WALK-IN, 28 X 25 X 16'
00701          PASTA CUTTER, CALIBRATOR, DOMINIONI
00801          MIXER, TORESANI, 100 KG CAP; S/N N.A. (NOT VIEWED) DESKTOP
00806          PASTA SHEETER, TORESANI
00811          TORTELLINI MACHINE, DOMINIONI; S/N N.A.
00818          LABELER, UNI-LASE
00823          (2) SHRINK WRAPPERS, SERGENT; S/N (1) 46963 & (1) N.A.
00902          PACKAGING MACHINE, MULTI-VAC; S/N 1352
00908          SHRINK WRAPPER, X-RITE; S/N 001045

                                                           [FFI\AGR:FOOTSEC.AGR]

Pasta Fresca Company


============== ================================================================
01001          LOT PIZZA EQUIPMENT: (2)PIZZA OVENS S/N 14566-11-88/17894-82-20;
               DOUGH MIXER S/N 70260; DIVIDER ROUNDER S/N 1299; (3) DOUGH
               ROLLERS S/N 11-6792, 11140 & 4410; PROOFER
01101          TORTELLINI MACHINE, IMA
01108          FORKLIFT TRUCK, MITSUBISHI, 2700# CAP: S/N 52032
01115          COOKER/BLANCHER, RIETZ
01201          PALLET TRUCK, WALK BEHIND, 1500# CAP.; S/N N.A.
01301          MIXER, VULCAN, MODEL L-60; S/N 300353
01307          TORTELLINI MACHINE, DOMINIONI
01313          RAVIOLI MACHINE, DOMINIONI; S/N 2559
01319          PASTA CUTTER, DOMINIONI
01401          PASTA MACHINE, DOMINIONI
01407          CHEESE/MEAT GRINDER
01411          MEAT GRINDER, BENCH; S/N 64969
01417          DOUGH SHEETER, PASTA, DOMINIONI; S/N 2442
01501          PASTEURIZER, DOMINIONI
01506          EXTRUDER, L. PARMIGIANA; S/N 200463
01512          REFRIGERATOR, PHOENIX
01615          PALLET LIFT TRUCK, CROWN; S/N 36953
01621          PACKAGING MACHINE, MULTI-VAC; S/N 968-152
01701          RAVIOLI MACHINE, TORESANI
01707          DOUGH SHEETER, IMA
01713          GNOCCI MACHINE, DOMINIONI; S/N 3099
01719          EXTRUDER, SAIMA, S/N H4/12
01801          TORTELLINI MACHINE, DOMINIONI
01807          MIXER, BLAKESLEE; S/N 224421AAA
01815          EXTRUDER, PASTA, EDLEWEISS; S/N 8501

                                                           [FFI\AGR:FOOTSEC.AGR]

Pasta Fresca Company

============== ================================================================
01901          REFRIGERATOR, WALK-IN, 7 X 11 X 8
01907          REFRIGERATOR, WALK-IN, 9 X 12 X 8
02002          REFRIGERATOR, STANLEY DOUCETTE
02007          PALLET LIFT TRUCK, ROL-LIFT; S/N 2659
02012          LOT SAUCE PRODUCTION SYSTEM W(3) KETTLES; S/N'S 39442, 25991/5350
02020          PACKAGING MACHINE, HOLOMATIC; S/N 32775
02101          FREEZER, WALK-IN, 8'7" X 8'7" X 8'
02109          REFRIGERATOR, WALK-IN, 12 X 19 X 8
02114          PUMP/FILLER, FILAMATIC
02120          VERTICAL CHOPPER / MIXER, HOBART
02201          CASE SEALER, 3M; S/N 1355
02208          PACKAGING / HEAT SEALER UNIT; S/N AP-1166 (NOT VIEWED); DESKTOP
02214          KETTLE, 60 GALLON, ELECTRIC; S/N 29783
02301          REFRIGERATOR, TRUE, 3-DOOR
02306          2 BURNERS, WELLS, ELECTRIC; S/N 7506 & 7507
02312          CONVECTION OVEN, BLODGETT; S/N 058261739112
02318          EXHAUST HOOD, 6' WIDE W/HALON SYSTEM
               Grand Total
============== ===============================================================

                                                           [FFI\AGR:FOOTSEC.AGR]